Oppenheimer Cash Reserves
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule



1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 07/31/96:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:

    Class A Shares

                    Date                    Daily Accrual Per Share (in $)
                  07/25/96                           .0001203
                  07/26/96                           .0001196
                  07/27/96                           .0001196
                  07/28/96                           .0001196
                  07/29/96                           .0001178
                  07/30/96                           .0001161
                  07/31/96                           .0001152
                                                     --------
                  Seven Day
                    Total:                           .0008282

         Current Yield:                     $0.0008282/7 x 365 = 4.32%

                                                       365/7
         Effective Yield:           (.0008282 + 1)      - 1  =  4.41%

    Class B Shares

                    Date                    Daily Accrual Per Share (in $)
                  07/25/96                           .0001059
                  07/26/96                           .0001046
                  07/27/96                           .0001046
                  07/28/96                           .0001046
                  07/29/96                           .0001029
                  07/30/96                           .0001007
                  07/31/96                           .0001002
                                                     --------
                  Seven Day
                    Total:                           .0007235

         Current Yield:                     $0.0007235/7 x 365 = 3.77%

                                                       365/7
         Effective Yield:           (.0007235 + 1)      - 1  = 3.84%













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Oppenheimer Cash Reserves
Page 2


1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 07/31/96 (Continued):

    Class C Shares

                    Date                    Daily Accrual Per Share (in $)
                  07/25/96                           .0001048
                  07/26/96                           .0001044
                  07/27/96                           .0001044
                  07/28/96                           .0001045
                  07/29/96                           .0001026
                  07/30/96                           .0001001
                  07/31/96                           .0001000
                                                     --------
                  Seven Day
                    Total:                           .0007208

         Current Yield:                     $0.0007208/7 x 365 = 3.76%

                                                       365/7
         Effective Yield:           (.0007208 + 1)      - 1  = 3.83%